Exhibit 10(c)

AMENDED AND RESTATED PROMISSORY NOTE

$465,000,000	June 29, 2007

FOR VALUE RECEIVED, CROSSCOUNTRY CITRUS, LLC, a Delaware limited liability company (“Borrower” or “CCC”), promises to pay to the order of TRUNKLINE LNG HOLDINGS LLC, a Delaware limited liability company (“Holder” or “Trunkline LNG”), the principal sum of Four Hundred Sixty-Five Million Dollars ($465,000,000), together with interest thereon at a rate per annum equal to the sum of  (i) the interest rate payable from time to time by Trunkline LNG to the banks under that certain Credit Agreement, of even date herewith (the “Credit Agreement”), among Trunkline LNG, as borrower, Panhandle Eastern Pipe Line Company, LP and CCC, as guarantors, the financial institutions listed on the signature pages thereof, and Bayerische Hypo-Und Vereinsbank AG, New York Branch, as administrative agent for the banks thereunder, plus (ii) 112.5 basis points (the “Interest Rate”).

No later than the thirtieth (30th) day after the end of each fiscal quarter of the Borrower (with the first payment due no later than July 30, 2008), the Borrower shall pay to Holder an amount equal to the sum of (i) accrued interest on the principal amount from time to time outstanding hereunder calculated at the Interest Rate plus (ii) the amount equal to the cash dividends received by Borrower from Citrus Corp. (only to the extent of Consolidated Net Income (as defined in the Credit Agreement) of Citrus Corp.) during such fiscal quarter less any expenses or other liabilities of Borrower (including, without limitation, the interest amounts required to be paid under this Note) for such fiscal quarter plus (iii) 25% of  (a) special dividends or distributions received by Borrower in such period less (b) any special dividends or distributions that are required to be paid by Borrower to third parties under indemnification or refund arrangements with such third parties during such period, which amounts shall be deemed payments of principal hereunder.  Such amounts shall be payable by Borrower to Holder at 5444 Westheimer Road, Houston, TX 77056, or at such other place as Holder may designate in writing.

In the event Borrower fails to make any payment of principal or interest owing hereunder within ten (10) days of the date when such payment is due and payable, Borrower shall pay to Holder a late charge of two percent (2%) per annum of the amount of such overdue payment.

The entire principal amount outstanding, and all accrued and unpaid interest, under this Note shall be due and payable upon the earlier to occur of (i) demand by Holder and (ii) June 29, 2012.  Upon payment or prepayment of the entire principal amount of this Note outstanding, and all accrued interest thereon, Holder shall surrender the original copy of this Note to Holder for cancellation.  This Note may be prepaid at any time without premium or penalty (other than the reimbursement by CCC of any breakage fees owed by Holder to the lenders under the Credit Agreement).

Borrower expressly waives presentment, demand, protest and notice of every kind.

NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN THIS DOCUMENT TO THE CONTRARY, THIS NOTE IS FULLY NONRECOURSE AS TO THE MEMBER OF BORROWER, AND HOLDER HEREBY AGREES TO LOOK ONLY TO BORROWER TO DISCHARGE ALL OF ITS OBLIGATIONS UNDER THIS NOTE.

IN NO EVENT SHALL HOLDER LOOK TO THE MEMBER OF BORROWER, ITS AFFILIATES OR ANY ENTITY RELATED THERETO TO SATISFY THE OBLIGATIONS UNDER THIS NOTE.

If the debt hereby evidenced is not paid as it matures and is collected by suit or attorney, it is further agreed that Borrower shall pay all court costs and reasonable attorneys’ fee incurred by Holder in connection therewith.

THIS NOTE shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflict of laws thereof.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by its authorized officer as of the date first written above.

CROSSCOUNTRY CITRUS, LLC

By: /s/ RICHARD N. MARSHALL
      Richard N. Marshall
      Senior Vice President and Chief Financial Officer